Exhibit 10.1






                           PURCHASE AND SALE AGREEMENT




                                 by and between


                                 CEDAR RIDGE LLC

                                     Seller

                                       and

                            NEW FRONTIER ENERGY, INC.

                                      Buyer









                                                                    CONFIDENTIAL

                           PURCHASE AND SALE AGREEMENT


This PURCHASE and SALE AGREEMENT ( the "Agreement") is made this 1st day of November , 2006, to be effective as of 7:00 am Mountain Standard Time on the 1st day of November, 2006 (the "Effective Date") by and between CEDAR RIDGE LLC, a limited liability company formed under the laws of the State of Colorado, located at 484 Turner Drive Building B, Suite 3, Durango Colorado 81303 (the "Seller"), and NEW FRONTIER ENERGY, INC., a corporation formed under the laws of the State of Colorado located at 1789 W. Littleton Boulevard Littleton, Colorado 80120 ( the "Buyer"). The Buyer and Seller may be collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

         A. WHEREAS, Seller owns certain oil and gas properties described herein and desires to sell such properties; and

         B. WHEREAS, Buyer desires to purchase such properties.

         NOW, THEREFORE, in consideration of their mutual promises contained herein, Buyer and Seller agree to the purchase and sale of the oil and gas properties described below, in accordance with the following terms and conditions:

                                    AGREEMENT

         1. Purchase and Sale.

                  (a) Property Being Sold. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey and Buyer agrees to purchase and accept the Subject Property for the Purchase Price as defined hereinafter. Except as set forth in Section 1(b) below, the term "Subject Property" or, where the context so requires, "Subject Properties," shall mean:

                           (i) Leaseholds. All of Seller's right, title and
                  interest in and to all oil and gas leaseholds, oil, gas and other minerals, including working interests, carried working interests, rights of assignment and reassignment, net revenue interests, record title interests, undeveloped locations and all other interests under or in oil, gas or mineral leases, and interests in rights to explore for and produce oil, gas or other minerals which are described in Exhibit "A" (the "Leases");

                           (ii) Rights in Production. All of Seller's right,
                  title and interest in and to all reversionary interests, backin interests, overriding royalty interests, production payments, net profits interests, mineral and royalty interests in production of oil, gas or other minerals relating to the Leases;

                           (iii) Wells. All of Seller's right, title and
                  interest in and to (including fixtures and improvements) producing, non-producing and shut-in oil and gas wells and saltwater disposal or injection wells located on the Leases that are described on Exhibit "B" (hereinafter "Wells");


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                           (iv) Contract Rights. All of Seller's right, title
                  and interest in or derived from unit agreements, orders and decisions of regulatory authorities establishing or relating to units, unit operating agreements, operating agreements, gas purchase agreements, pooling agreements, Division Orders, oil purchase agreements, gathering agreements, transportation agreements, processing or treating agreements, farmout agreements and farmin agreements and any other agreements described in Exhibit "C", which relate to any of the Leases or Wells described in Exhibits "A" or "B" (hereinafter the "Contracts"), to the extent such contracts are assignable, any non-assignable contracts are specifically described under a separate heading in Exhibit "C";

                           (v) Easements. All of Seller's right, title and
                  interest in and to all rights-of-way, easements, licenses, surface leases, and servitudes appurtenant to or used in connection with the property described in Exhibits "A" or "B" (hereinafter "Easements");

                           (vi) Permits. All of Seller's right, title and
                  interest in and to all permits and licenses of any nature owned, held or operated in connection with operations for the exploration and production of oil, gas or other minerals to the extent the same are used or obtained in connection with any of the Leases, Contracts, Easements or Wells, as such permits and licenses are described on Exhibit "B" (hereinafter "Permits");

                           (vii) Equipment. All of Seller's right, title and
                  interest in and to all personal property, improvements, surface equipment, down-hole equipment and pipelines, buildings and inventory used or obtained in connection with the Leases, Easements, Wells or Permits that are described on Exhibit E; and

                           (viii) Remaining Interests. All other rights and
                  interests in, to or under or derived from the Subject Property, even though the same may be improperly described in or omitted from the Exhibits. It is the express intent of the parties that all of Seller's right, title and interest in any and all oil and gas properties described on Exhibits "A", "B" or "C" be assigned to Buyer hereunder.


                  (b) Property Not Being Sold. The term "Subject Property" or, as the context requires, "Subject Properties," shall not include any of the following:

                           (i) Receivables. All trade credits, accounts
                  receivable, notes receivables and other receivables attributable to Seller's interests in the Subject Properties with respect to any period prior to the Effective Date;

                           (ii) Claims and Causes of Action. All claims and
                  causes of action of Seller arising from breaches, acts, omissions or events or damage to or destruction of property occurring prior to the Effective Date;

                           (iii) Geophysical Data. All of Seller's seismic,
                  geophysical, geophysical, geological, geochemical and other geotechnical information and data not specifically transferred or licensed to Buyer; and

                           (iv) Electronic Data. All of Seller's electronic
                  mapping data and digital images of documents.


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(v) Liabilities. Except for the Assumed Liabilities below, Buyer is not purchasing, accepting or being transferred any liabilities of Seller.

         2. Purchase Price. Buyer agrees to pay to Seller for the Subject Property the following consideration: (i) Eight Million Dollars (US) ($8,000,000.00), (the "Cash"), and (ii) to assume responsibility subsequent to the Effective Date for (a) one-half (1/2) of Seller's obligations and liabilities arising under that certain Gas Gathering Agreement dated effective June 1, 2005 by and between Slaterdome Gathering Line, LLLP, Slaterdome Gas, Inc., Seller and Buyer (the "Gas Gathering Agreement") due and payable between the Effective Date and June 1, 2007; and (b) all of Seller's obligations and liabilities due and payable under the Gas Gathering Agreement from and after June 1, 2007. All of Seller's obligations and liabilities under the Gas Gathering Agreement, as described in this Section, are herein referred to as the "Assumed Liabilities") and the Cash and Assumed Liabilities are collectively referred to as the "Purchase Price"), which shall be adjusted in accordance with the terms of this Agreement. Except as set forth in this Agreement, the Cash portion of the Purchase Price shall be payable at Closing to Seller in immediately available funds. Buyer shall pay to Seller the sum of six hundred thousand dollars (US) ($600,000.00) upon execution of this Agreement as a performance deposit (the "Performance Deposit"), which Performance Deposit shall be credited to the Purchase Price at Closing. The Performance Deposit shall be refunded to Buyer if (i) Seller is unable to close this transaction; or (ii) this Agreement is terminated by either party pursuant to Section 6(d) hereof. Buyer with Seller's approval has allocated the Purchase Price among the Subject Property as set forth on Exhibit F. Buyer and Seller agree to use the values so allocated as the values for the individual Subject Properties for all purposes, including but not limited to filing all tax returns.

         3. Effective Date and Closing. The conveyance of the Subject Property to Buyer shall be effective as of November 1, 2006 at 7:00 a.m. where the Subject Properties are located (the "Effective Date"), but title thereof shall be delivered at the "Closing", which shall take place on or before November 30, 2006 (the "Closing Date") unless extended by the mutual agreement of the Parties.

         4. Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof and will represent and warrant at the Closing, as follows:

                  (a) Corporate Authority. Seller is a limited liability company duly organized and in good standing under the laws of the State of Colorado, is duly qualified and in good standing to carry on its business in the state where the Subject Properties are located, and has all the requisite power and authority to enter into, deliver and perform this Agreement and carry out the transactions contemplated under this Agreement.

                  (b) Valid Agreement. This Agreement constitutes the legal, valid and binding Agreement of Seller. At the Closing, all instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered to Buyer and shall constitute legal, valid and binding obligations of Seller. The execution and delivery by Seller of this Agreement, the consummation of the transactions set forth herein and the performance by Seller of Seller's obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of Seller and will not violate, conflict with, require the consent or approval of any person or entity under, or result in any violation or breach of any provision of (i) any agreement, contract, mortgage, lease, license or other instrument to which Seller or the Subject Property is a party or by which Seller or the Subject Property is bound; (ii) any governmental franchise, license, permit or authorization or any judgment or order of judicial or governmental body applicable to Seller or Subject Property, or
          (iii) any law, statute, decree, rule or regulation of any jurisdiction in the United States to which Seller or the Subject Property is subject.


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                  (c) Authorization. This Agreement has been duly authorized, executed and delivered by Seller. All instruments required to be delivered by Seller at the Closing shall be duly authorized, executed and delivered by Seller. This Agreement and all documents executed by Seller in connection with this Agreement shall constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as general principles of equity.

                  (d) Leases. Each of the Leases are in full force and effect and are valid and subsisting documents covering the entire estates which they purport to cover; and all royalties, rentals and other payments due under the Leases have been fully, properly and timely paid. Seller will use its commercially reasonable efforts to take all action necessary to keep the Leases in force and effect until the Closing.

                  (e) Taxes. All due and payable ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Subject Property, which become due prior to the Closing Date for any periods prior to the Effective Date, have been properly paid.

                  (f) Brokers. Seller has incurred no obligation or liability, contingent or otherwise for brokers' or finders' fees with respect for this transaction for which Buyer shall have any obligation or liability.

                  (g) Maintenance of Interests. Seller has maintained and will continue to maintain from date of this Agreement until the Closing, and has operated and will continue to operate the Subject Property in a reasonable and prudent manner, in full compliance with applicable law, including the Environmental Laws, and orders of any governmental authority, to maintain insurance and bonds now in force with respect to the Subject Property, to pay when due all costs and expenses coming due and payable in connection with the Subject Property, and to perform all of the covenants and conditions contained in the Leases and all related agreements.

                  (h) Suits and Claims. No suit, action, claim, or other proceeding is now pending or, to Seller's knowledge, threatened before any court, governmental agency against the Subject Property or Seller, and Seller shall promptly notify Buyer of any such proceeding which arises or is threatened prior to the Closing.

                  (i) Access. To the same extent Seller has such right, at all times prior to the Closing, Buyer and the employees and agents of Buyer shall have access to the Subject Property at Buyer's sole risk, cost and expense at all reasonable times, and shall have the right to conduct equipment inspections, environmental audits, and any other investigation of the Subject Property on one day's prior notice to Seller and upon agreement with Seller as to time and place of such actions.

                  (j) Environmental Matters. Seller has complied with and is currently complying with all Environmental Laws (as such term is defined in Section 7(f) applicable to the Subject Properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Laws. Seller is not aware of any actual or alleged material violation of Environmental Laws, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations relating to Seller or the Subject Properties arising under Environmental Laws.


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                  (k) Operating Costs. All costs incurred, and currently due and payable, in connection with the operation of the Subject Property have been fully paid and discharged by Seller; all costs incurred, but not yet due and payable, in connection with the operation of the Subject Property will be fully paid and discharged in the ordinary course of business.
                  (l) Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or threatened against Seller.

                  (m) Compliance with Contracts and Leases. Seller has complied with all material terms of the Contracts specified on Exhibit "C" and with the Leases described on Exhibit "A" and "B",and there are no material breaches of the terms of the Contracts, Leases or agreements affecting the Subject Property. Except as included on Exhibit "C", there are no material contracts or agreements which would affect the Properties and be binding upon Buyer after Closing. To Seller's best knowledge, each of the Contracts are in full force and effect and Seller has is not aware of any default with respect to any of the Contracts.

                  (n) Compliance with Laws. To Seller's best knowledge, the Subject Property has been owned, used, possessed and operated in compliance with all applicable federal, state and local laws, rules, orders and regulations. Seller has not violated or received notice of the violation of any regulations, rules or orders promulgated by any federal, state or local regulatory agency or governmental authority which, if adversely decided, would have a material adverse effect on the ownership or operation of the Subject Properties or the revenues attributable thereto.

                  (o) No Liens. Except for Permitted Encumbrances, the Subject Properties will be conveyed to Buyer at the Closing free and clear of all liens, claims and encumbrances.

                  (q) Governmental Approvals. Seller shall obtain all required local, federal governmental and/or agency permissions, approvals, and consents, as may be required to sell the Subject Property, except for consents and approvals which are customarily obtained after closing.

                  (r) Accuracy of Data. Seller represents that (i) the Data, or copies thereof, constitute all of the files and information that Seller has used in the ordinary course of operating and owning the Subject Property, (ii) the Data does not contain any untrue statements of material fact, (iii) Seller has made, or prior to Closing will make, all Data available to Buyer and (iv) Seller has not intentionally withheld any of the Data from Buyer.

                  (s) Existing Condition. Seller has and will continue to operate the Subject Property in the ordinary course of business and in substantially the same manner as it was operated prior to the Effective Date. There have been no material adverse changes in the condition of the Subject Property from the Effective Date to the Closing Date.

                  (t) Gas Imbalance. Except for the pipeline imbalance reflected on Exhibit G ("Gas Imbalance"), there do not exist any gas imbalances associated with the Subject Property.


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         5. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date hereof and will represent and warrant at the Closing, as follows:

                  (a) Corporate Authority. Buyer is a corporation duly organized and in good standing under the laws of the State of Colorado, is duly qualified and in good standing to carry on its business in the state where the Subject Property is located, and has all the requisite power and authority to enter into and perform this Agreement and carry out the transactions contemplated under this Agreement.

                  (b) Valid Agreement. This Agreement constitutes the legal, valid and binding Agreement of Buyer. At the Closing, all instruments required hereunder to be executed and delivered by Buyer shall be duly executed and delivered to Buyer and shall constitute legal, valid and binding obligations of Buyer. The execution and delivery of Buyer of this Agreement, the consummation of the transactions set forth herein and the performance by Buyer of Buyer's obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of Buyer and will not conflict with or result in any violation of any provision of (i) any agreement, contract, mortgage, lease, license or other instrument to which Buyer is a party or by which Buyer is bound; (ii) any governmental franchise, license, permit or authorization or any judgment or order of judicial or governmental body applicable to Buyer, or (iii) any law, statute, decree, rule or regulation of any jurisdiction in the United States to which Buyer is subject.

                  (c) Governmental Approvals. Buyer shall obtain all required local, federal governmental and/or agency permissions, approvals, permits, bonds and consents, as may be required to assume Seller's obligations and responsibilities attributable to the Subject Property.

                  (d) Bonding. On or before Closing, Buyer shall have obtained and posted all appropriate bonds with all governmental agencies having jurisdiction over the Subject Properties or the Buyer.

                  (e) Independent Evaluation. Buyer is an experienced and knowledgeable investor in the oil and gas business. Buyer has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering, environmental and other professional counsel concerning this transaction, the Subject Property and value thereof.

                  (f) Physical and Environmental Matters. Buyer will be provided the opportunity to conduct an independent inspection of the Subject Properties, the public records and Seller's files, including without limitation for the purpose of detecting the presence of any environmentally hazardous substance or contamination, including petroleum, and the presence and concentration of naturally-occurring radioactive materials and satisfied itself as to the physical condition and environmental condition of the property, both surface and subsurface.

                  (g) Brokers. Buyer has incurred no obligation or liability, contingent or otherwise for brokers' or finders' fees with respect to this transaction for which Seller shall have any obligation or liability.

         6. Title Matters.


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                  (a) Examination of Files and Records. Upon execution of and pursuant to the terms of this Agreement, Buyer shall have the right to conduct its investigation of the status of title to the Subject Properties. Seller will make available to Buyer its existing Lease, Well and title files, production records, Easements, Contracts, division orders and other information, available in Seller's files relating to the Subject Property and such other information reasonably requested from Seller by Buyer (collectively "Data"). Existing abstracts and title opinions will not be updated by Seller. Upon reasonable advanced notice from Buyer, all such Data shall be made available at Seller's office during normal working hours. Seller will also permit Buyer to examine and copy at Buyer's expense such Data. If Closing does not occur, Buyer shall promptly return all such Data and other materials provided by Seller to Buyer hereunder.

                  (b) Notice of Title Defect. Buyer will review title to the Subject Property prior to Closing and notify Seller in writing of any Title Defect (defined below) it discovers as soon as reasonably practicable after its discovery, but in no event less than three (3) business days prior to the Closing Date. Any notice provided hereunder shall include reasonable evidence to substantiate the Buyer's position, including a description of the Title Defect, the basis for the Title Defect, the portion of the Lease or other part of the Subject Property affected by the Title Defect, the amount by which Buyer believes the value of the Subject Property has been reduced because of the Title Defect and the computations and information upon which Buyer's belief is based. Buyer will be deemed to have conclusively waived any Title Defect about which it fails to notify Seller in writing within the applicable period specified in the preceding sentence except as otherwise provided herein.

                  (c) Procedure. If Buyer properly notifies Seller of a Title Defect, Buyer and Seller shall promptly meet and, in good faith, negotiate in an effort to agree upon the validity of each claimed Title Defect and the resolution of such claimed Title Defects. Absent an agreement on the claimed Title Defect, Buyer shall have the option to either (i) waive the Title Defect and proceed to Closing, or (ii) request that Seller cure the Title Defect, but Seller shall have no obligation to cure any Title Defect. If Seller elects not to cure a Title Defect, Buyer may either (i) reduce the Purchase Price to account for such Title Defect in an amount not to exceed the Allocated Value of the affected portion of the Subject Property and receive an assignment of such affected Subject Property from Seller or (ii) reject title to the affected Subject Property, cause Seller to retain the Subject Property, and reduce the Purchase Price by the Allocated Value of the affected Subject Property. If Seller elects to attempt to cure the Title Defect, Seller will have ninety (90) days following the Closing Date to attempt to cure the Title Defect, and during such ninety (90) day period the Allocated Value of the affected portion of the Subject Property shall be placed in escrow with a mutually agreed upon escrow agent and title to the Subject Property will remain with Seller. With respect to a Title Defect that Seller is unable to cure within such ninety (90) day period following the Closing Date, Buyer may at its option either (i) direct the escrow agent, with Seller's consent, to refund to Buyer that portion of the Purchase Price that accounts for such Title Defect in an amount not to exceed the Allocated Value of the affected portion of the Subject Property and receive an assignment of the affected Subject Property from Seller, or (ii) direct the escrow agent, with Seller's consent, to pay the Allocated Value of the affected Subject Property to Buyer, in which case Seller will retain title to the affected Subject Property.


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                  (d) Right to Terminate Agreement. Notwithstanding anything in this Section 6 or Section 7 that follows, in the event the sum of the Title Defects and Environmental Defects (defined below) equals or exceeds ten percent (10%) of the Purchase Price and Seller elects not to cure such Title Defects or Environmental Defects or if Seller elects to cure the Title Defects and correct the Environmental Defects and at the end of the ninety (90) day period the sum of the uncured Title Defects and uncorrected Environmental Defects exceeds ten percent (10%) of the Purchase Price, either party may elect to terminate this Agreement without liability to the other party, in which case Buyer shall be entitled to a refund of the Performance Deposit and, if such termination occurs after the Closing, a refund of the Purchase Price. If the termination occurs after the Closing, Buyer shall re-assign the Subject Property to Seller free and clear of all liens, security interests, mortgages, deeds of trust, pledges, charges and other burdens created by, through and under Buyer and account to Seller for all revenues and expenses that were credited, charged, received or paid by Buyer.

                  (e) Definition of Title Defect. For purposes of this Agreement, the term "Title Defect" shall mean a matter, individually in excess of ten thousand dollars ($10,000.00) or a combination of matters in the aggregate in excess of fifty thousand (US) dollars ($50,000.00), that would cause the title to the Subject Property to fail to qualify as Good and Defensible Title (defined below) or which would otherwise reduce the net revenue interest to be conveyed to Buyer as set forth in Exhibits "A" and "B". As used herein, the term "Good and Defensible Title" shall mean, as to each of the Subject Properties, title to the Subject Properties by virtue of which Seller can successfully defend against a claim to the contrary made by a third party, based upon industry standards in the acquisition of oil and gas properties, and in the exercise of reasonable judgment and in good faith, such that (i) Seller (and upon Closing, Buyer), by virtue of its ownership interests in the Leases described in Exhibit "A", is entitled to receive a fractional decimal interest of not less than the Net Revenue Interest set forth in Exhibits "A" and "B", for the Subject Properties without reduction, suspension, or termination throughout the productive life of each such Subject Property (the "Net Revenue Interest); (ii) Seller is obligated to bear (and after Closing shall obligate Buyer to bear) a fractional decimal interest of not more than the "Working Interest" set forth on Exhibits "A" and "B" of the costs and expenses related to the maintenance, development, drilling, production, equipping, testing, completing, sidetracking, reworking and operation of each Subject Property which are set forth on Exhibit "B" without increase throughout the productive life of each Subject Property; and (iii) the Subject Properties are subject to no liens, encumbrances, obligations or defects except those which are Permitted Encumbrances.

                  As used herein, the term "Permitted Encumbrances" shall mean:

          (1) Lessors' royalties, overriding royalties, payments out of production, reversionary interests and other burdens affecting Seller's Net Revenue Interest if the net cumulative effect of such burdens does not operate to (i) reduce the Net Revenue Interest of Seller in any Subject Property to less than the Net Revenue Interest for such Subject Property as set forth in Exhibit "B"; or (ii) increase the Working Interest of Seller in any such Subject Property to greater than the Working Interest therefore as set forth in Exhibit "B" (unless Seller's Net Revenue Interest therein is increased in the same proportion);

          (2) Preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which (i) waivers or consents are obtained from the appropriate parties; or (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights;

          (3) All rights to consent by, required notices to, filings with, or other actions by governmental entities (including but not limited to federal, state, local and foreign) in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained subsequent to such sale or conveyance;


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
          (4) Non-consent penalties applied against the interest of Seller arising under applicable operating agreements, which are scheduled on Exhibit "C" (including non-consent balances) and taken into account in the calculation of the interests shown on Exhibits "A" and "B";

          (5) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations which do not interfere with or detract from the operations, value or use of the Subject Properties by Buyer;

          (6) Such Title Defects as Buyer has waived or released or is deemed to have waived pursuant to the terms of this Agreement;

          (7) The terms and conditions of all Leases and Contracts, provided the same do not result in a decrease in the Net Revenue Interest or an increase of the Working Interest in any of the Properties (unless Seller's Net Revenue Interest therein is increased in the same proportion);

          (8) Rights of reassignment, to the extent any exist as of the date of this Agreement, upon the surrender or expiration of any lease;

          (9) Liens for taxes or assessments not yet due or not yet delinquent; and

          (10) Liens, if any, to be released at Closing in a form acceptable to Buyer.

                  (f) Definition of Allocated Value. The term "Allocated Value" shall be the value agreed upon by the Parties for the Subject Property as set forth in Exhibit F.

         7.       Environmental Matters.

                  (a) Inspection. Prior to Closing and upon reasonable prior notice to Seller, Buyer will have access to and the opportunity to inspect the Subject Property for all purposes, including without limitation, for the purposes of detecting the presence of hazardous or toxic substances, pollutants or other contaminants, environmental hazards, naturally occurring radioactive materials (NORM), produced water, air emissions, contamination of the surface and subsurface and any other Environmental Defect (defined below). Prior to Closing and subject to the other provisions of this Agreement, Buyer will have satisfied itself as to the physical and environmental surface and subsurface condition of the Subject Property and method of operation.

                  (b) Notice of Environmental Defect. Buyer will notify Seller in writing of any Environmental Defect (defined below) it discovers as soon as reasonably practicable after its discovery, but in no event less than three (3) business days prior to the Closing Date. Any notice provided hereunder shall include: (i) appropriate evidence to substantiate the Buyer's position, including a description of the Environmental Defect, (ii) Buyer's basis for believing that Seller is in violation of an Environmental Law, the portion of the Lease or other part of the Subject Property affected by the Environmental Defect,
         (iii) the amount by which Buyer believes the value of the Subject Property has been reduced because of the Environmental Defect and the evidence, computations and information upon which Buyer's belief is based. Except as expressly set forth in this Agreement, including without limitation as set forth in Section 7(g), below, Buyer will be deemed to have conclusively waived any Environmental Defect about which it fails to notify Seller in writing within the applicable period specified in this Section 7(b).

                  (c) Procedure. If Buyer properly notifies Seller of an Environmental Defect, Buyer shall have the option to either (i) waive the Environmental Defect and proceed to Closing, or (ii) request that Seller correct the Environmental Defect within ninety (90) days of such notice, but Seller shall have no obligation to correct any Environmental Defect.. If Buyer requests that Seller correct an Environmental Defect and Seller elects not to correct such Environmental Defect, Buyer may, at its sole option, either (i) reduce the Purchase Price to account for such Environmental Defect in an amount not to exceed the Allocated Value of the affected portion of the Subject Property and accept a conveyance of the Subject Property or
         (ii) remove the affected portion of the Subject Property from the Subject Property being conveyed and adjust the purchase price accordingly. If Seller elects to attempt to correct the Environmental Defect, Seller will have ninety (90) days following the Closing Date to attempt to correct the Environmental Defect, and the portion of the Purchase Price attributable to such Environmental Defect will be held in an escrow account with a mutually acceptable escrow agent, and title to the Subject Property will remain with Seller. With respect to a Environmental Defect that Seller is unable to cure within such ninety
         (90) day period following the Closing Date, Buyer may either (i) waive the Environmental Defect and take title to the affected Subject Property with the amount in the escrow account being paid to the Seller, or (ii) receive a refund from the escrow account for the Allocated Value of the affected Subject Property and allow Seller to retain title to the affected Subject Property.

                  (d) Right to Terminate Agreement. Notwithstanding anything in this Section 7 or the preceding Section 6, in the event the sum of the Title Defects and Environmental Defects exceeds ten percent (10%) of the Purchase Price and Seller elects not to cure such Title Defects and correct such Environmental Defects or if Seller elects to cure the Title Defects and correct the Environmental Defects and at the end of the ninety (90) day period the sum of the uncured Title Defects and uncorrected Environmental Defects exceeds ten percent (10%) of the Purchase Price, either Party may elect to terminate this Agreement without liability to the other Party in which case Buyer shall be entitled to a refund of the Performance Deposit and, if such termination occurs after the Closing, a refund of the Purchase Price. If the termination occurs after the Closing, Buyer shall re-assign the Subject Property to Seller free and clear of all liens, security interests, mortgages, deeds of trust, pledges, charges and other burdens created by, through and under Buyer and account to Seller for all revenues and expenses that were credited, charged, received or paid by Buyer.

                  (e) Definition of Environmental Defect. As used herein, an "Environmental Defect" shall mean a condition affecting a Subject Property that is a violation of Environmental Law and which individually would cost in excess of ten thousand dollars ($10,000.00) to remediate or several conditions affecting the Subject Property that is a violation of Environmental Law and which in the aggregate in excess of fifty thousand (US) dollars ($50,000.00) to remediate.

                  (f) Definition of Environmental Laws. As used herein, the term "Environmental Laws" shall mean any and all federal, state and local laws, statutes, regulations, rules, orders, ordinances, judgments, or permits of any governmental authority pertaining to health, welfare, the environment, wildlife and natural resources in effect in any and all jurisdictions in which the Subject Property is located, including without limitation, the Clean Water Act, as amended, the Clean Air Act, as amended, and the Federal Water Pollution Control Act, as amended, the Oil Pollution Act of 1990 ("OPA90"), as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act ("OSHA"), as amended, and the Hazardous Materials Transportation Act, as amended.

                  (g) Environmental Indemnity. Notwithstanding anything herein to the contrary, for a period of one year following the date of Closing, Seller assumes full responsibility for, and agrees to indemnify, defend, and hold harmless Buyer from and against any and all loss, liability, claims, fines, expenses, costs (including reasonable attorneys' fee) and causes of action (collectively "Claims") caused by or arising from an Environmental Defect attributable to Seller's activities or omissions while Seller was operator of the Subject Property. From and after one year following the date of Closing, Buyer assumes full responsibility for and agrees to indemnify, defend, and hold harmless Seller from and against all loss, liability, claims, fines, expenses, costs (including reasonable attorneys' fee) and causes of action caused by or arising from an Environmental Defect attributable to Buyer's activities or omissions for all periods after the date of Closing. The Claims covered by Seller's indemnity herein shall be limited to those arising from or in connection with claims, lawsuits or causes of action against Buyer by third parties, or proceeding, investigations or order of regulatory or governmental agencies.

         8.  Conditions Precedent to Each Party's Obligation to Close.

                  (a) Conditions Precedent to Seller's Obligation to Close. Each and every obligation of Seller to consummate the transactions described in this Agreement shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

                    (i) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time and Buyer shall deliver a certificate at Closing to such effect; and

                    (ii) Buyer shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing.

                  (b) Conditions Precedent to Buyer's Obligation to Close. Each and every obligation of Buyer to consummate the transactions described in this Agreement shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

                    (i) All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time and Seller shall deliver a certificate at Closing to such effect; and

                    (ii) Seller shall have complied in all material respects
                         with all obligations and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing.

                    (iii) All consents and approvals, if any, whether required contractually or by applicable federal, state, local or tribal Law, or otherwise necessary for the execution, delivery and performance of this Agreement by Seller (except for consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfer of title) shall have been obtained and delivered to Buyer by the Closing and shall not have been withdrawn or revoked;

         9.   Covenants of Seller and Buyer Prior to Closing.

                  (a) Operations. Until Closing, Seller shall do the following:

                            (i) Operate the Subject Property in a good and
                  workmanlike manner and in substantially the same manner as it previously operated the Subject Property;

                           (ii) Maintain insurance now in force with respect to
                  the Subject Property;

                           (iii) Notify Buyer of any claim or demand which might
                  adversely affect title to, the environmental condition of or the operation of the Subject Property;

                           (iv) Pay costs and expenses attributable to the
                  Subject Property as they become due.

                  (b) Negative Covenants. Until Closing, Seller shall not do any of the following with regard to the Subject Property without first notifying Buyer:

                           (i) Abandon any Well unless required to by a
                  regulatory agency;

                           (ii) Release or terminate all or any portion of a
                  Lease, Contract or Easement;

                           (iii) Commence or consent to an operation if the
                  estimated cost of the operation exceeds seven thousand five hundred dollars ($7,500.00) net to the Seller's interest except for those operations for which Buyer provides its consent;

                           (iv) Remove, dispose, convey, encumber, mortgage or
                  pledge of any of the Subject Property or Equipment; or

                           (v) Amend a Lease, Contract or Easement or enter into
                  any new contracts affecting the Subject Property.

                           (vi) Incur or consent to any expenses as operator of
                  the subject property that are not both normal recurring operating expenses and which individually exceed $20,000 per well, unless Buyer has expressly consented in writing to such expense.

                  (c) Notice of Loss. From the date hereof until Closing, Seller shall promptly notify Buyer of any material loss or damage to the Subject Property, Equipment, Wells, or any part thereof.

                  (d) Buyer's and Seller's Covenant Regarding New Operations and Management Services. Prior to Closing, Buyer and Seller agree that neither Party will propose any new wells or workovers or recompletions of existing wells on the Subject Property, except as may be necessary to preserve Seller's interest in any Leases and Wells comprising the Subject Property. Further, Seller agrees that between the Effective Date and the Closing Date neither Seller nor its Affiliates shall charge Buyer with any payroll attributable to Cedar Ridge employees or for any services billed by CBM Services, International relating to management, supervision or operation of the Leases or Wells described In Exhibits A and B.


         10. Closing. The Closing shall be held at Seller's counsel offices, Beatty & Wozniak, P.C., 216 16th Street, Suite 1100, Denver, Colorado 80202, or such other place as the Parties shall mutually agree. Seller shall provide Buyer a "Preliminary Closing Settlement Statement" two (2) business days prior to Closing respecting adjustments to the Purchase Price as well as wiring instructions designating the account or accounts to which the Cash is to be delivered. At the Closing, the following shall occur:

               (a) Buyer and Seller shall agree upon a "Closing Settlement Statement," which shall include adjustments to the Purchase Price, which are known as of the Closing Date, as follows:

                           (i) The estimated amount to be received by Buyer,
                  including any applicable bonuses, for Seller's interest in the quantity of saleable oil in storage on the Effective Date, net of all applicable taxes and net of any charges attributable to such oil that are deducted under the Contract by the purchaser before remitting payment, which estimated amount shall be corrected to the actual amount received in the Final Settlement Statement (defined below);

                           (ii) The amounts of all operating and capital
                  expenditures that are attributable to the Leases, Wells or Equipment for the period from the Effective Date to the Closing Date;

                           (iii) All amounts due and payable by Buyer, as a
                  current working interest owner in the Subject Property, to Seller, as operator of the Subject Property, as of the Effective Date, plus any additional amounts properly billed by Seller, as operator, to Buyer, as a working interest owner, for operations conducted on the Subject Property for the period of time between the Effective Date and the Closing Date;

                           (iv) The amount received by Sellers for the sale or
                  other disposition of produced natural gas and crude oil, net of all taxes for which Seller was not reimbursed, for the period from the Effective Date to the Closing Date;

                           (v) The amount of proceeds (other than accounts
                  receivable) received by Seller for disposition after the Effective Date of any substances produced from the Subject Property; and

                           (vi) Any ad valorem, property, production, severance
                  and similar taxes and assessments on the Subject Property for the calendar year 2006 shall be prorated between Seller and Buyer as of the Effective Date. Upon receipt of an invoice for ad valorem taxes for 2006, Buyer shall forward a copy of same to Seller and Seller shall be responsible for payment to Buyer of Seller's prorated shares of such taxes within thirty (30) days of receipt of such statement. In the event Seller receives such ad valorem tax statement, Seller shall forward such statement to Buyer and Seller shall deliver to Buyer Seller's prorated shares of such taxes no later than ten (10) days prior to the date on which such taxes are due and payable. It is the intent of this provision that Seller shall bear its proportionate part of ad valorem taxes for tax year 2006 only, which taxes are billed in 2007.

                           (vii) Upward or downward, as appropriate, by an
                  amount equal to Three Dollars ($3.00) per MMBtu for the Gas Imbalance existing as of the Effective Date.

               (b) Seller shall execute, acknowledge and deliver the following:

                           (i) an Assignment, Conveyance and Bill of Sale in a
                  mutually satisfactory and recordable form containing a special warranty of title, substantially in the form of which is attached hereto as Exhibit "D" (the "Assignment");

                           (ii) counterpart assignments of operating rights and
                  of record title to the Leases on officially approved forms to satisfy applicable governmental requirements;

                           (iii) letters-in-lieu of transfer orders, and other
                  instruments conveying title to the Subject Property and the production therefrom to Buyer. Buyer shall record and file the Assignment and Deed of record in a timely manner.

               (c) Buyer shall deliver the remaining amount due of the Purchase Price, as adjusted pursuant to this Section 10 and Sections 6 and 7, to Seller, or, if applicable, Seller's Qualified Intermediary under a IRS Section 1031 "Like Kind" exchange, by wire transfer and Buyer shall deliver to Seller an executed notice of assumption of the Assumed Liabilities in a form to be mutually agreed to by the Parties. The Final Purchase Price provided for under this Agreement excludes any sales taxes or other taxes in connection with the sale of property pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall be liable for such tax. Buyer shall also be liable for any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement.

               (d) The Parties shall execute and deliver any designations of operator requested by Buyer and any other instruments necessary to aid in the transfer of operations to Buyer. Once executed at Closing, Seller shall file any Change of Operator notifications with the appropriate governmental agency(ies) providing filed copies to Buyer.

               (e) Seller shall deliver the Data (as defined hereinafter) to Buyer.

               (f) Seller shall deliver exclusive possession of the Subject Property to Buyer.

               (g) The Parties shall execute and deliver all necessary side letter agreements to fulfill the purpose of this Agreement.

         11. Post-Closing Covenants.

                  (a) Final Settlement Statement. Not more than ninety (90) days after the Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement, a Final Settlement Statement setting forth each adjustment or payment which was not finally determined as of the Closing and showing the calculation of such adjustments. As soon as practicable after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes be made to the Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such post-Closing adjustments no later than one hundred twenty (120) days after the Closing. The date upon which such agreement is reached or upon which the Final Purchase Price is established shall be called the "Final Settlement Date". In the event that (1) the Final Purchase Price is more than the amount paid to Seller at Closing, Buyer shall pay to Seller in immediately available funds the amount of such difference, or (2) the Final Purchase Price is less than the amount paid to Seller at Closing, Seller shall pay to Buyer in immediately available funds the amount of such difference. Payment by Buyer or Seller shall be made within five business days of the Final Settlement Date and denominated in US Dollars.

                  (b) Additional Payments Received. After the Final Settlement Date, Seller covenants and agrees that it will hold and promptly transfer and deliver to Buyer, from time to time as and when received by it, any cash, checks with appropriate endorsements (using its reasonable efforts not to convert such checks into cash), or other property that it may receive which properly belongs to Buyer, and will account to Buyer for all such receipts.

                  (c) Assumption of Obligations. From and after the Effective Date, Buyer assumes, will be bound by, and agrees to perform all express and implied covenants and obligations of Seller relating to the Subject Property, whether arising under (i) the Leases, prior assignments of the Leases, the Contracts (including without limitation the Gas Gathering Agreement), the Easements, the Permits or any other contractually-binding arrangements to which the Subject Property (or any component thereof) may be subject and which will be binding on Buyer and/or the Subject Property (or any component thereof) after the Closing or (ii) any applicable laws, ordinances, rules and regulations of any governmental or quasi-governmental authority having jurisdiction over the Subject Property. Buyer also assumes Seller's proportionate part of the expenses and costs of plugging and abandoning the Wells and restoration of operation sites, all in accordance with the applicable laws, regulations and contractual provisions. Buyer shall assume the risk of any change in the condition of the Subject Property from the Effective Date to the Closing, unless such change constitutes a Defect under Section 7 above, except to the extent any change of condition is attributable to the willful misfeasance or gross negligence of Seller.

                  The Buyer understands and agrees that the Subject Property is subject to all existing Contracts relating to the Subject Property. Buyer shall assume and be responsible for all such obligations of Seller as of the Effective Date. Buyer shall assume all rights and duties of the operator of any of the Subject Property which are presently operated by Seller, including but not limited to all necessary filings with state agencies to properly effectuate such transfer.

                  (d) Cooperation and Providing Information. In the event that Buyer is required to provide audited financial statements for the Subject Properties acquired under this agreement pursuant to Rule 3-05(b) of Regulation SX, Item 2.01 of Form 8-K, or under any other federal securities law requirement, then Seller and its Affiliates agree to use their commercially reasonable efforts to provide documents and other materials as reasonably requested by Buyer's auditors within 10 business days of a request from either Buyer or Buyer's auditors.

         12. Costs and Revenues After Effective Date. Seller shall be responsible for the payment of all costs, liabilities and expenses incurred in the ownership and operation of the Subject Property prior to the Effective Date and not yet paid or satisfied. Buyer shall be responsible for payment (at Closing or thereafter if not reflected on the Preliminary Closing Settlement Statement) of all costs, liabilities and expenses incurred in the ownership and operation of the Subject Property after the Effective Date to the Closing Date. Such costs and expenses shall include any necessary and reasonable expenses incurred by Seller in the operation, protection or maintenance of the Subject Property. All hydrocarbons produced from the Subject Property prior to the Effective Date, all oil stock balances held in the tanks as of the Effective Date, and all proceeds from the sale thereof shall be the property of Seller. All hydrocarbons produced after the Effective Date shall be the property of Buyer. Seller shall remit production proceeds, if any, received by Seller from sale of hydrocarbons belonging to Buyer, less expenses which Buyer is responsible for paying pursuant to this section, to Buyer immediately upon receipt. To the extent possible, adjustments shall be made to the Purchase Price to account for such costs and revenues in the Preliminary Settlement Closing Statement or if not liquidated by such date, they shall be addressed in the Final Settlement Statement.

         13. Casualty Loss. If, prior to the Closing Date, any portion of the Subject Property shall be destroyed by fire or other casualty, Buyer shall have the right to treat such affected property as a Title Defect under Section 6 above. Should the portion of Subject Property affected be material in Buyer's reasonable opinion, Buyer shall have the right to exclude the affected Subject Property from this Agreement by giving notice thereof to Seller and the purchase price will be adjusted accordingly.

14. Independent Investigation and Disclaimer. The express representations of Seller set forth in this Agreement are exclusive and in lieu of any and all other representations. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE ASSIGNMENT, SELLER MAKES ABSOLUTELY NO REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO
(a) TITLE TO ANY OF THE SUBJECT PROPERTY, (b) THE ABILITY OF ANY COMPONENT OF THE SUBJECT PROPERTY TO PRODUCE ANY HYDROCARBONS, (c) THE AMOUNTS, QUALITY OR DELIVERABILITY OF HYDROCARBON RESERVES ATTRIBUTABLE TO THE SUBJECT PROPERTY, OR ANY PART THEREOF, (d) GEOLOGICAL GEOPHYSICAL OR OTHER INTERPRETATION OF ANY ECONOMIC EVALUATION, (e) PRESENT OR FUTURE SALES PRICES, OPERATING COSTS, OR OTHER ECONOMIC FACTORS, OR (f) THE CONDITION OR STATE OF REPAIR OF ANY WELL OR EQUIPMENT RELATING TO THE SUBJECT PROPERTY. BUYER AGREES AND ACKNOWLEDGES THAT, PRIOR TO CLOSING IT WILL HAVE ACCESS TO, AND THE OPPORTUNITY TO INSPECT, THE SUBJECT PROPERTY FOR ALL PURPOSES, INCLUDING WITHOUT LIMITATION FOR PURPOSES OF DETERMINING ITS PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE; AND FURTHER THAT BUYER HAS MADE ITS OWN INDEPENDENT INVESTIGATION, ANALYSIS AND EVALUATION OF THE SUBJECT PROPERTY, AND EACH COMPONENT THEREOF (INCLUDING BUYER'S OWN ESTIMATE AND APPRAISAL OF THE EXTENT AND VALUE OF THE PETROLEUM, NATURAL GAS AND OTHER HYDROCARBON RESERVES [IF ANY] RESPECTING EACH COMPONENT OF THE SUBJECT PROPERTY). THE PERSONAL PROPERTY (SURFACE AND SUBSURFACE) CONVEYED AS PART OF THE SUBJECT PROPERTY ARE SOLD HEREUNDER "WHERE IS, AS IS, WITH ALL FAULTS", AND WITHOUT ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED OR STATUTORY, REGARDING THE CONDITION OR STATE OF REPAIR OF ANY OF THE EQUIPMENT COMPRISING PART OF THE SUBJECT PROPERTY.

         15. Termination. This Agreement may be terminated in accordance with the following provisions and the Performance Deposit shall be refunded to Buyer:

          (a) By the Seller if Sellers conditions set forth in Section 8(a) are not satisfied through not fault of Seller, or are not waived by Seller, as of the Closing Date;

          (b) By the Buyer if the Buyers conditions set forth in Section 8(b) are not satisfied through not fault of Buyer, or are not waived by Buyer, as of the Closing Date;

          (c) By either the Buyer or the Seller pursuant to Sections 6(d) or 7(d).

         15.   Indemnification.

                  (a) By Seller. Except as specifically provided herein, Seller agrees to indemnify and hold harmless Buyer, its officers, directors, employees and agents, from all claims, losses, costs, liabilities and expenses (including reasonable attorneys' fees and costs) arising out of or resulting from Seller's ownership or operation of the Subject Property prior to the Closing Date.

                  (b) By Buyer. Except as specifically provided herein, Buyer agrees to indemnify and hold harmless Seller, its officers, directors, employees and agents, from all claims, losses, costs, liabilities and expenses (including reasonable attorneys' fees and costs) arising out of or resulting from Buyer's ownership or operation of the Subject Property after the Closing Date.

         16.   Miscellaneous.

                  (a) Further Assurances. Seller agrees to execute any documents which it has the authority to execute, whether before or after the Closing, to aid Buyer in clearing or perfecting title and ownership to the Subject Property, and assuming duties as operator of Subject Property, and to facilitate the receipt of the proceeds of the sale of the production therefrom and attributable thereto. Buyer shall make any request for execution of such document in writing and shall provide Seller with a copy of the document.

                  (b) Entire Agreement. This Agreement together with the Exhibits attached hereto, shall constitute the complete agreement between the parties hereto and shall supersede all prior agreements and negotiations, whether written or oral, and any representations or conversations with respect to the Subject Property.

                  (c) Confidentiality. If the Closing does not occur, then for a period of five (5) years, Buyer will use its best efforts to keep all the information furnished by Seller to Buyer hereunder or in contemplation hereof strictly confidential including without limit the Purchase Price and other terms of this Agreement, and will not use any of such information to Buyer's advantage or in competition with Seller, except to the extent such information (i) was already in the public domain, not as a result of disclosure by Buyer, (ii) was already known to Buyer, (iii) is developed by Buyer independently from the information supplied by Seller, or (iv) is furnished to Buyer by a third party independently of Buyer's investigation pursuant to the transaction contemplated by this agreement.

                  (d) Notices. All communications required or permitted under this Agreement shall be in writing and may be sent by facsimile. Such communication shall be deemed made when actually received, or if mailed by registered or certified mail, postage prepaid, addressed as set forth below, shall be deemed made three days after such mailing. Faxes will be deemed to be received when reflected in the fax confirmation sheet. Either party may, by written notice to the other, change the address for mailing such notices.

              Notices to Seller:        Cedar Ridge LLC
                                        484 Turner Drive Building B, Suite 3
                                        Durango Colorado 81303
                                        Attn: Terry L. Logan
                    Title: Manager
                                        Fax No.: (970) 382-9820

              Notices to Buyer:         New Frontier Energy, Inc.
                                        1789 W. Littleton Blvd.
                                        Littleton, CO 80120
                                        Attn:    Paul G. Laird
                                        Title:   President
                                        Fax No.303-794-9985

                  (e) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns; provided, no assignment by either party shall be made without the express consent of the other party and if such consent is granted, no assignment shall relieve such party of any of its obligations hereunder.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall constitute one instrument and each of which shall be considered an original.

                  (g) Law Applicable and Venue. This Agreement shall be governed by and construed in accordance with the laws of the state of the location of the Subject Properties. If the Subject Properties are located in more than one state, the laws of the State of Colorado shall govern.

                  This Agreement shall be subject to the exclusive jurisdiction of the courts in the County of Arapahoe in the State of Colorado. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

                  (h) Incorporation of Exhibits. All exhibits and schedules referred to herein are attached hereto and are made a part hereof by this reference.

                  (i) Survival. Except for the special warranty of title which is incorporated in the Assignment, all other indemnities, representations, warranties and provisions of this Agreement and except for the representations and warranties provided for in Section 4(e) which shall survive indefinitely, all other indemnities, representations, warranties and provisions of this Agreement shall survive the Closing for a period of one (1) year after the Effective Date at which time all such indemnities, representations, warranties and other provisions hereof shall expire.


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                  (j) Assignment. Neither Party may assign its rights or
         delegate its duties hereunder except with the prior, written consent of the other Party.

                  (k) Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms and provisions of this Agreement.

                  (l) Timing. Time is of the essence in this Agreement.

                  (m) Attorneys' Fees. The prevailing party in any dispute hereunder shall be entitled to recover its attorneys' fees and costs.

                  (n) Expenses. All fees, costs and expenses incurred by the Parties in negotiating this Agreement and in consummating the transactions contemplated by this Agreement shall be paid by the Party that incurred such fees, costs and expenses.

                  (o) Amendment and Waiver. This Agreement may be altered, amended or waived only by a written agreement executed by the Party to be charged. No waiver of any provision of this Agreement shall be construed as a continuing waiver of the provision.

                  (p) Announcements. Neither Party shall announce or otherwise publicize the existence of this Agreement, its terms and conditions or the transactions contemplated hereby without first providing the other Party the opportunity to review the proposed announcement and obtaining the other Party's prior, written consent to such proposed announcement, which consent shall not be unreasonably withheld. If either Party is required by law to make an announcement concerning this Agreement, the other Party shall be provided the opportunity to review and consent to such announcement prior to the release of such announcement and failure to respond to a proposed announcement, required by law, within three business days from notification will constitute consent..

                  (q) Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Parties and, except where prohibited, their successors, representatives or assigns.

                  (r) Third-Party Beneficiaries. Unless expressly stated to the contrary, no third party is intended to have any rights, benefits or remedies under this Agreement.

                  (s) Severance. If any provision of this Agreement is found to be illegal or unenforceable, the other terms of this Agreement shall remain in effect and this Agreement shall be construed as if the illegal or unenforceable provision had not been included.


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                  (t) Availability of ss.1031 "Like-Kind" Exchange. Seller may
         desire to exchange, for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended and the Regulations promulgated thereunder, title in the property which is the subject of this contract. Owner expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4). Buyer makes no representation of any kind to Seller that any particular tax treatment will be given as a result of the Like-Kind Exchange. Buyer shall not be obligated to pay any additional costs or incur any additional obligations in its purchase of the Subject Property if such costs are the result of Seller's Like-Kind Exchange, and Seller shall hold harmless and indemnify Buyer from and against all claims, losses and liabilities, if any, resulting from such a Like-Kind Exchange.



                       [SIGNATURES ON THE FOLLOWING PAGE]








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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized representatives.



            SELLER                                    BUYER


CEDAR RIDGE LLC                            NEW FRONTIER ENERGY, INC.



By: /s/ Terry Logan                        By: /s/ Paul G. Laird
    ------------------------------             ------------------------------

Title: Managing Member Cedar Ridge, LLC    Title: President
       --------------------------------           ---------------------------

Date:  November 3, 2006                    Date:  November 3, 2006
       ---------------------------                ---------------------------









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